Exhibit 4

[C-COR.net Corp.]

NUMBER	SHARES
AS	SEE REVERSE FOR
CERTAIN DEFINITIONS
INCORPORATED UNDER THE
LAWS OF THE COMMONWEALTH
OF PENNSYLVANIA	CUSIP 125010 10 8

C-COR.net Corp.

This certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.05 EACH OF THE COMMON STOCK OF C-COR.net Corp, transferable only on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[Corporate Seal]	/s/ WILLIAM T. HANELLY	/s/ DAVID A. WOODLE

	Chief Financial Officer, Treasurer and Secretary	Chairman, President and Chief Executive Officer

C-COR.net Corp.

Please keep this Certificate in a safe place. If it is lost, stolen or destroyed, the Corporation will require a bond of indemnity as a condition to the issuance of a replacement certificate.

The Corporation is authorized to issue preferred stock, no par value, one or more series with full, limited, multiple, traditional or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, and other special or relative rights, as shall be fixed from time to time by resolution of the Board of Directors and without the necessity of any action by the shareholders. The Corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of the terms of any series of preferred stock which may be issued from time to time, and the variations in the relative rights and preferences between the shares of any series, so far as the same have been fixed and determined.

The following abbreviation, when used in the inscription on the face of this certification, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common
TEN ENT	– as tenants by the entireties
JT TEN	– as joint tenants with right
of survivorship and not
tenants in common

UNIF GIFT MIN ACT- Custodian
(Cust) (Minor)
under Uniform Gifts to Minors Act
(State)

UNIF TRANS MIN ACT- Custodian
(Cust) (Minor)
under Uniform Transfers to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received                                                                                                hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

______________________________________________

Please print or typewrite name and address including postal zip code or assignee

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________________________________________

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.

SIGNATURE(S) GUARANTEED

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAMS, PURSUANT TO S.E.C. RULE 17Ad-15.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between C-COR.net Corp. (the “Company”) and American Stock Transfer & Trust Company, as Rights Agent, dated as of August 17, 1988 as the same may be amended from time to time (the “Rights Amendment”). The terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by the certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under circumstances, as set forth in the Rights Agreement, Rights owned by or transferred to any Person who is or becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void and will no longer be transferable.